EXHIBIT 4.7

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
ISSUER

AND

[TRUSTEE],
TRUSTEE

INDENTURE
DATED AS OF [__], 20__

SUBORDINATED DEBT SECURITIES

TABLE OF CONTENTS

ARTICLE I		4

DEFINITIONS		4

1.1	Definitions of Terms	4

ARTICLE II		8

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES		8

2.1	Designation and Terms of Securities	8
2.2	Form of Securities and Trustee’s Certificate	10
2.3	Denominations: Provisions for Payment	11
2.4	Execution and Authentications	12
2.5	Registration of Transfer and Exchange	12
2.6	Temporary Securities	13
2.7	Mutilated, Destroyed, Lost or Stolen Securities	13
2.8	Cancellation	14
2.9	Benefits of Indenture	14
2.10	Authenticating Agent	14
2.11	Global Securities	15

ARTICLE III		15

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS		15

3.1	Redemption	15
3.2	Notice of Redemption	15
3.3	Payment upon Redemption	16
3.4	Sinking Fund	17
3.5	Satisfaction of Sinking Fund Payments with Securities	17
3.6	Redemption of Securities for Sinking Fund	17
3.7	Conversion Arrangement on Call for Redemption	17

ARTICLE IV		18

COVENANTS		18

4.1	Payment of Principal, Premium and Interest	18
4.2	Maintenance of Office or Agency	18
4.3	Paying Agents	18
4.4	Appointment to Fill Vacancy in Office of Trustee	19
4.5	Compliance with Consolidation Provisions	19

ARTICLE V		19

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE		19

5.1	Company to Furnish Trustee Names and Addresses of Securityholders	19
5.2	Preservation of Information; Communications with Securityholders	20
5.3	Reports by the Company	20
5.4	Reports by the Trustee	20

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ARTICLE VI		20

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT		20

6.1	Events of Default	20
6.2	Collection of Indebtedness and Suits for Enforcement by Trustee	22
6.3	Application of Monies Collected	23
6.4	Limitation on Suits	23
6.5	Rights and Remedies Cumulative; Delay or Omission Not Waiver	24
6.6	Control by Securityholders; Waivers of Past Defaults	24
6.7	Undertaking to Pay Costs	25

ARTICLE VII		25

CONCERNING THE TRUSTEE		25

7.1	Certain Duties and Responsibilities of Trustee	25
7.2	Certain Rights of Trustee	26
7.3	Trustee not Responsible for Recitals or Issuance or Securities	27
7.4	May Hold Securities	27
7.5	Monies Held in Trust	27
7.6	Compensation and Reimbursement	27
7.7	Reliance on Officers’ Certificate	28
7.8	Disqualification; Conflicting Interests	28
7.9	Corporate Trustee Required; Eligibility	28
7.10	Resignation and Removal; Appointment of Successor	28
7.11	Acceptance of Appointment by Successor	29
7.12	Merger, Conversion, Consolidation or Succession to Business	30
7.13	Preferential Collection of Claims Against the Company	30
7.14	Notice of Default	30

ARTICLE VIII		30

CONCERNING THE SECURITYHOLDERS		30

8.1	Evidence of Action by Securityholders	30
8.2	Proof of Execution by Securityholders	31
8.3	Who May be Deemed Owners	32
8.4	Certain Securities Owned by Company Disregarded	32
8.5	Right of Revocation of Action Taken; Actions Binding on Future Securityholders	32

ARTICLE IX		32

SUPPLEMENTAL INDENTURES		32

9.1	Supplemental Indentures Without the Consent of Securityholders	32
9.2	Supplemental Indentures With Consent of Securityholders	34
9.3	Effect of Supplemental Indentures	34
9.4	Securities Affected by Supplemental Indentures	34
9.5	Execution of Supplemental Indentures	34

ARTICLE X		35

SUCCESSOR ENTITY		35

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10.1	Company May Consolidate, Etc.	35
10.2	Successor Entity Substituted	35
10.3	Evidence of Consolidation, Etc. to Trustee	35

ARTICLE XI		36

SATISFACTION AND DISCHARGE		36

11.1	Satisfaction and Discharge of Indenture	36
11.2	Discharge of Obligations	36
11.3	Deposited Monies to be Held in Trust	36
11.4	Payment of Monies Held by Paying Agents	36
11.5	Repayment to Company	36

ARTICLE XII		37

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS		37

ARTICLE XIII		37

MISCELLANEOUS PROVISIONS		37

13.1	Effect on Successors and Assigns	37
13.2	Actions by Successor	37
13.3	Surrender of Company Powers	37
13.4	Notices	37
13.5	Governing Law	37
13.6	Treatment of Securities as Debt	38
13.7	Certificates and Opinions as to Conditions Precedent	38
13.8	Payments on Business Days	38
13.9	Conflict with Trust Indenture Act	38
13.10	Counterparts	38
13.11	Separability	38
13.12	Compliance Certificates	38
13.13	Effect of Headings and Table of Contents	39

ARTICLE XIV		39

SUBORDINATION OF SECURITIES		39

14.1	Agreement to Subordinate	39
14.2	Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities	39
14.3	No Payment on Securities in Certain Circumstances	40
14.4	Payments on Securities Permitted	41
14.5	Authorization of Holders to Trustee to Effect Subordination	41
14.6	Notices to Trustee	41
14.7	Trustee as Holder of Senior Indebtedness	42
14.8	Modifications of Terms of Senior Indebtedness	42
14.9	Reliance on Judicial Order or Certificate of Liquidating Agent	42

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INDENTURE

INDENTURE, dated as of [●], 20__, among ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and [TRUSTEE], as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of subordinated debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

ARTICLE I
DEFINITIONS

1.1 Definitions of Terms. The terms defined in this Section (except as otherwise expressly provided in this Indenture or any indenture supplemental hereto or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust Indenture Act defined in the Securities Act (except as otherwise expressly provided herein or any indenture supplemental hereto or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument, except as provided in Section 9.2. The terms “cash transaction” and “self-liquidating paper,” as used in Section 311 of the Trust Indenture Act (except as otherwise expressly provided herein or any indenture supplemental hereto or unless the context otherwise requires), shall have the meanings assigned to such terms in the rules of the Commission adopted under the Trust Indenture Act as in force at the date of the execution of this instrument. All accounting terms not otherwise defined herein or in any indenture supplemental hereto (except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise requires) shall have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise requires, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder or under any indenture supplemental hereto shall mean such accounting principles as are generally accepted in the United States of America at the date of the execution of this instrument. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Authenticating Agent” means any person appointed by the Trustee pursuant to Section 2.10 to be an authenticating agent with respect to all or any of the series of Securities.

“Bankruptcy Law” means Title 11, U.S. Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary or any Vice President of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any series of Securities, any day other than a Saturday, a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, the City and State of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law, executive order or regulation to close.

“Certificate” means a certificate signed by any Officer. The Certificate need not comply with the provisions of Section 13.7 or contain the statements required by the Trust Indenture Act.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor Person.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located _________________.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Notice” has the meaning specified in Section 14.3.

“Defaulted Interest” has the meaning specified in Section 2.3.

“Depositary” means, with respect to Securities of any series for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.1 or 2.11.

“dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Entity” means any Person, other than an individual, government or political subdivision or an agency or instrumentality thereof.

“Event of Default” has the meaning specified in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Global Security” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Securities, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, and shall include the forms and terms of particular series of Securities established as contemplated hereunder; provided, that if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any particular series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof and shall include the terms of such particular series of Securities for which such Person is Trustee exclusive, however, of any terms that relate only to other series of Securities for which such Person is not Trustee, regardless of when such terms were adopted, and exclusive of any terms adopted by means of any indenture supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Market Exchange Rate” has the meaning specified in Section 8.1.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, a chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller, the secretary or any assistant secretary or other authorized representative of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers. Each such certificate shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.7, if and to the extent required by the provisions thereof.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon redemption or a declaration of acceleration of the maturity thereof pursuant to Section 6.1.

“Outstanding”, when used with reference to Securities or to Securities of any series, means, subject to the provisions of Section 8.4, as of any particular time, all Securities or all Securities of that series, as the case may be, theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Securities or portions thereof for the payment or redemption of which monies or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Securities or portions of such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.7.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, limited liability company, company, association, trust, unincorporated organization, any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Responsible Officer” when used with respect to the Trustee means the chairman of its board of directors, the chief executive officer, the president, any vice president, the secretary, the treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Securities authenticated and delivered under this Indenture; provided, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to any particular service of securities as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and, more particularly, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Security Register” and “Security Registrar” have the meanings specified in Section 2.5.

“Securityholder”, “holder of Securities”, “registered holder”, or other similar term, means the Person or Persons in whose name or names, respectively, a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Senior Indebtedness” means the principal of (and premium, if any, on) and unpaid interest, if any, on (a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness.

“Specified Currency” has the meaning specified in Section 8.1.

“Subsidiary” means, with respect to any Person, (a) any corporation, joint-stock company, limited liability company, association or business trust at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (b) any general partnership, joint venture or similar Entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date of the execution of this instrument, except as provided in Section 9.2.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Trustee” shall mean such successor Person; provided, that if at any time there is more than one Person acting in such capacity hereunder, “Trustee” as used with respect to a particular series of the Securities shall mean only the trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 2.1, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors, managers, trustees or the equivalent of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Yield to Maturity” means, in the case of any Original Issue Discount Security, the yield to maturity specified in such Security or in a Board Resolution or indenture supplemental to this Indenture related thereto.

ARTICLE II
ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

2.1 Designation and Terms of Securities.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto:

(i) the title of the Securities of the series (which shall distinguish the Securities of that series from all other series of Securities);

(ii) any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series);

(iii) the date or dates, or the method by which such date or dates shall be determined or extended, on which the principal of the Securities of the series is payable, the principal amount due at maturity, and the right, if any, to extend the maturity and the duration of such extension;

(iv) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined;

(v) the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable or the method by which such Interest Payment Dates shall be determined and the record dates for the determination of Securityholders to whom interest is payable on any such Interest Payment Dates or the method by which such record dates shall be determined;

(vi) the right, if any, to extend the interest payment periods and the duration of such extension;

(vii) the place or places where the principal and any interest on Securities of the series shall be payable;

(viii) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(ix) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provision (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and the other terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(x) the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(xi) if other than denominations of $1,000 or any integral multiple thereof, the denomination or denominations in which the Securities of the series shall be issuable;

(xii) if the amount of payments of principal of and/or interest on the Securities of the series may be determined by reference to an index based on coin or currency (including composite currencies or currency units) other than that in which the Securities of the series are stated to be payable or with reference to any other index, the manner in which such amounts shall be determined;

(xiii) if the Securities of the series are Original Issue Discount Securities, the price at which and the date on which the Securities of the series are to be issued and the Yield to Maturity at the time of issuance of such series;

(xiv) whether the Securities are issuable as a Global Security and, in such case, the terms and the identity of the Depositary for such series;

(xv) whether the Securities will be convertible into or exchangeable for shares of common stock or other securities of the Company or any other Person and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at the Company’s option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

(xvi) provisions, if any, granting special rights to the holders of Securities of the series upon the occurrence of such events as may be specified;

(xvii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1 or provable in bankruptcy pursuant to Section 6.2, or the method by which such portion shall be determined;

(xviii) any deletions from, modifications of or additions to the Event of Default or covenants of the Company with respect to the Securities of the series, whether such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(xix) any additional or different Events of Default or restrictive covenants (which may include, among other restrictions, restrictions on the Company’s ability or the ability of the Company’s Subsidiaries to: incur additional indebtedness; issue additional securities; create liens; pay dividends or make distributions in respect of their capital stock; redeem capital stock; pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders and affiliates; issue or sell stock of their Subsidiaries; or effect a consolidation or merger) or financial covenants (which may include, among other financial covenants, financial covenants that require the Company and its Subsidiaries to maintain specified interest coverage, fixed charge, cash flow-based or asset-based ratios) provided for with respect to the Securities of the series;

(xx) if other than dollars, the coin or currency (including composite currencies or currency units) in which the Securities of the series shall be denominated and, if different, the coin or currency (including composite currencies or currency units) in which payment of the principal of and/or interest on the Securities of the series shall be payable and the manner and time of determining the exchange rate between the coin or currency in which such Securities are denominated and the coin or currency in which such Securities are to be payable;

(xxi) the terms and conditions, if any, upon which the Company shall pay amounts in addition to the stated interest, premium, if any and principal amounts of the Securities of the series to any Securityholder that is not a “United States person” for United States federal tax purposes;

(xxii) any restrictions on transfer, sale or assignment of the Securities of the series;

(xxiii) the subordination terms of the Securities of the series; and

(xxiv) any deletions from, modifications of or additions to Article XIV or the definitions related thereto, whether such deletions, modifications or additions are consistent with such Article and definitions;

(xxv) any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the Securities of the series and any security for the obligations of the Company with respect to such Securities) with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any indenture supplemental hereto) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the Securities of the series.

All Securities of any one series shall be substantially identical except such Securities may differ as to denomination, interest rate and maturity and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indenture supplemental hereto. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates, but shall for all purposes under this Indenture be treated as Securities of a single series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Company setting forth the terms of the series.

2.2 Form of Securities and Trustee’s Certificate. The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution, and set forth in an Officers’ Certificate, and they may have such letters, numbers or other marks of identification or designation and such notations, legends or endorsements printed, lithographed or engraved thereon and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which Securities of that series may be listed, or to conform to usage, in each case as may be determined by the Officer executing such Securities, as conclusively evidenced by such Officer’s execution thereof.

2.3 Denominations: Provisions for Payment. The Securities shall be issuable as registered securities without coupons and in the denominations as specified in Section 2.1. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 (or if such Securities are denominated in a currency other than dollars, 1,000 units of such other currency or composite currency or currency units) and any integral multiple thereof. The Securities of a particular series shall bear interest, if any, payable on the dates and at the rate specified with respect to that series as contemplated by Section 2.1. Except as otherwise specified pursuant to Section 2.1, the principal of and the interest, if any, on the Securities of any series, as well as any premium thereon, if any, in case of redemption thereof prior to maturity, shall be payable in dollars, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Security shall be dated the date of its authentication. Except as otherwise specified pursuant to Section 2.1, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year composed of twelve 30-day months.

Except as otherwise specified pursuant to Section 2.1, any interest on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such Interest Payment Date. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.3.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of that series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such registered holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

(a) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of coin or currency equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at the Securityholder’s address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(b) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.1, the term “regular record date” as used in this Section and Section 5.1 with respect to the Securities of any series and any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.1 shall occur, if such Interest Payment Date is the first day of a month, or the first day of the month in which an Interest Payment Date established for such series pursuant to Section 2.1 shall occur, if such Interest Payment Date is the fifteenth day of a month, whether such date is a Business Day.

Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

2.4 Execution and Authentications. The Securities shall be signed on behalf of the Company by one of its Officers. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been an Officer, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be such an Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by an Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1 and the requirements of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

The Trustee shall not be required to authenticate Securities denominated in a coin or currency other than dollars if the Trustee reasonably determines that such Securities impose duties or obligations on the Trust that the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon the request of the Company, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Company to execute and deliver an indenture supplemental hereto appointing a successor Trustee pursuant to Section 7.10.

Unless a certificate of authentication, substantially in the form specified pursuant to Section 2.1, set forth on a Security has been executed by the Trustee or the Authenticating Agent, as the case may be, by the manual signature of one of its authorized signatories, such Securities shall not be entitled to the benefits of this Indenture and such Security shall not be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent, as the case may be, upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Securityholder thereof is entitled to the benefits of this Indenture.

2.5 Registration of Transfer and Exchange.

(a) Securities of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Securities of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company, a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”).

Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount.

All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such registered holder’s attorney duly authorized in writing.

(c) Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, no service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.6, Section 3.3(b) and Section 9.4 not involving any transfer.

(d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Securities of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, other than the unredeemed portion of any such Securities being redeemed in part. The provisions of this Section 2.5 are, with respect to any Global Security, subject to Section 2.11 hereof.

2.6 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities for such series (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions, substitutions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay, the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

2.7 Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company may in its discretion execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any Officer. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

2.8 Cancellation. All Securities surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company, any Securities Registrar, any paying agent, any conversion agent or any other agent of the Company or the Trustee, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

2.9 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of any indebtedness of the Company to which the Securities of any series are subordinated) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities (and, with respect to the provisions of Article Fourteen, the holders of any indebtedness of the Company to which the Securities of any series are subordinated).

2.10 Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Such Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and, subject to Section 2.4, Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent must be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

2.11 Global Securities.

(a) If the Company shall establish pursuant to Section 2.1 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary for such Global Security or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend, if any, as shall be required by such Depository.

(b) Notwithstanding the provisions of Section 2.5, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.5, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or if an Event of Default has occurred and is continuing and the Company has received a request from the Depositary, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.4, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and, subject to Section 2.4, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

ARTICLE III
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

3.1 Redemption. The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.1.

3.2 Notice of Redemption.

(a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series in accordance with any right the Company reserved for itself to do so pursuant to Section 2.1, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 90 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, if the Securities are convertible at the option of the Securityholder into shares of common stock or other securities of the Company or any other Person, the conversion price, the place or places of conversions that the Securities called for redemption may be converted at any time before the close of business on the third Business Day prior to the date fixed for redemption, or on such earlier date, if any, specified pursuant to Section 2.1 for Securities of such series, and if not converted prior to the close of business on such date, the right of conversion will be lost and that Securityholders who want to convert Securities must satisfy the requirements set forth in the terms thereof, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after such date any interest thereon or on the portions thereof to be redeemed will cease to accrue and that the redemption is for a sinking fund, if such is the case.

In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b) If less than all the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice (unless a shorter notice shall be satisfactory to the Trustee) in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to $1,000 or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than $1,000 (or if such Securities are denominated in a currency other than dollars, a portion or portions (equal to 1,000 units of such other currency or composite currency or currency units or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than such 1,000 units), the Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Securities to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by an Officer, instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

3.3 Payment upon Redemption.

(a) If the giving of notice of redemption shall have been completed as provided in Section 3.2, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to, but excluding, the date fixed for redemption and, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof, any interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption and, except as provided in Sections 7.5 and 11.5, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture and the holders of such Securities shall have no right in respect of such Security except the right to receive the redemption price thereof and any unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, such Securities shall be paid and redeemed at the applicable redemption price for such series, together with any interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.3).

(b) Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, a new Security of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented.

3.4 Sinking Fund. The provisions of Sections 3.4, 3.5 and 3.6 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified pursuant to Section 2.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.5. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

3.5 Satisfaction of Sinking Fund Payments with Securities. The Company (a) may deliver Outstanding Securities of a series and (b) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

3.6 Redemption of Securities for Sinking Fund. Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee a Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.5 and the basis for such credit and will, together with such Certificate, deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.2. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.3.

3.7 Conversion Arrangement on Call for Redemption. If in connection with any redemption of Securities of any series with respect to which the Securityholders have the right to convert such Securities into shares of common stock or other securities of the Company or any other Person, the Securityholders thereof do not elect to convert such Securities, the Company may arrange for the purchase and conversion of such Securities by an agreement with one or more investment banking firms or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, not later than the close of business on the third Business Day prior to the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers to the Trustee in trust for the Securityholders. If such an agreement is made, any Securities not duly surrendered for conversion by the Securityholders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, to have been acquired by such purchasers from such Securityholders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the third Business Day prior to the date fixed for redemption, subject to payment by the purchasers as specified above. The Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any and all loss, liability, claim, damage or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee and it counsel in the defense of any claim (whether asserted by the Company, a Securityholder, or any other Person) or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV
COVENANTS

4.1 Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and interest, if any, on the Securities of each series at the time and place and in the manner provided herein and established with respect to such Securities. Except as otherwise specified pursuant to Section 2.1, payments of principal of (and premium, if any, on) the Securities may be made at the time provided herein and established with respect to such Securities by dollar check drawn on and mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or dollar wire transfer to, a dollar account (such wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities of the applicable series in excess of $2,000,000 and only if such Securityholder shall have furnished wire instructions to the Trustee no later than 15 days prior to the relevant payment date). Except as otherwise specified pursuant to Section 2.1, payments of interest on the Securities may be made at the time provided herein and established with respect to such Securities by dollar check mailed to the address of the Securityholder entitled thereto as such address shall appear in the Security Register, or dollar wire transfer to, a dollar account (such a wire transfer to be made only to a Securityholder of an aggregate principal amount of Securities of the applicable series in excess of $2,000,000 and only if such Securityholder shall have furnished wire instructions in writing to the Security Registrar and the Trustee no later than 15 days prior to the relevant payment date).

4.2 Maintenance of Office or Agency. So long as any series of the Securities remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.2, where (a) Securities of that series may be presented for payment or conversion, (b) Securities of that series may be presented as herein above authorized for registration of transfer and exchange, and (c) notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any Officer authorized to sign an Officers’ Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

4.3 Paying Agents.

(a) The Company initially appoints the Corporate Trust Office of the Trustee located in the Borough of Manhattan, the City and State of New York, as its paying agent with respect to the Securities.

(b) If the Company shall appoint one or more paying agents for all or any series of the Securities, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(i) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of that series (whether such sums have been paid to it by the Company or by any other obligor of such Securities) in trust for the benefit of the Persons entitled thereto;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Securities) to make any payment of the principal of (and premium, if any) or interest on the Securities of that series when the same shall be due and payable;

(iii) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (b)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(iv) that it will perform all other duties of paying agent as set forth in this Indenture.

(c) If the Company shall act as its own paying agent with respect to any series of the Securities, it will on or before each due date of the principal of (and premium, if any) or interest on Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Securities of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Securities) to take such action. Whenever the Company shall have one or more paying agents for the Securities of any series, it will, prior to each due date of the principal of (and premium, if any, on) or interest, if any, on any Securities of that series, deposit with the paying agent a sum sufficient to pay the principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(d) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.5, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such money.

4.4 Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

4.5 Compliance with Consolidation Provisions. The Company will not, while any of the Securities remain Outstanding, consolidate with or merge into any other Person, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article Ten hereof are complied with.

ARTICLE V
SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

5.1 Company to Furnish Trustee Names and Addresses of Securityholders. The Company shall furnish or cause to be furnished to the Trustee (a) within 15 days after each regular record date (as defined in Section 2.3) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

5.2 Preservation of Information; Communications with Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.1 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities, and, in connection with any such communications, the Trustee shall satisfy its obligations under Section 312(b) of the Trust Indenture Act in accordance with the provisions of Section 312(b) of the Trust Indenture Act.

5.3 Reports by the Company. The Company shall provide a copy to the Trustee, after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) that the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the Commission.

5.4 Reports by the Trustee.

(a) If required by Section 313(a) of the Trust Indenture Act, the Trustee, within 60 days after each May 1, shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Security Register, a brief report dated as of such May 1, which complies with Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with each securities exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company shall notify the Trustee promptly after any Securities become listed on any securities exchange.

ARTICLE VI
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

6.1 Events of Default.

(a) Whenever used herein with respect to Securities of a particular series and except as otherwise specified pursuant to Section 2.1, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(i) the Company defaults in the payment of any installment of interest, if any, upon any of the Securities of that series, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(ii) the Company defaults in the payment of the principal of (or premium, if any, on) any of the Securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series as and when the same shall become due and payable by the terms of the Securities of that series; provided, however, that a valid extension of the maturity of such Securities in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(iii) the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Securities pursuant to Section 2.1 (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Securities of that series at the time Outstanding;

(iv) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors; or

(v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

(b) In each and every such case (other than an Event of Default specified in clause (iv) or clause (v) above), unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the Securityholders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders), may declare the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series or, if so provided pursuant to Section 2.1 for Securities of any series, such other amount as is specified pursuant thereto) of (and premium, if any, on) and accrued and unpaid interest, if any, on all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in clause (iv) or clause (v) above occurs, the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series or, if so provided pursuant to Section 2.1 for Securities of any series, such other amount as is specified pursuant thereto) of and accrued and unpaid interest, if any, on all the Securities of that series shall automatically be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of Securities.

(c) At any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series or, if so provided pursuant to Section 2.1 for Securities of any series, such other amount as is specified pursuant thereto) of (and premium, if any, on) and accrued and unpaid interest, if any, on the Securities of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all the Securities of that series and the principal of (and premium, if any, on) any and all Securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Securities of that series to, but excluding, the date of such payment or deposit) and the amount payable to the Trustee under Section 7.6, and (ii) any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal of (and premium, if any, on) and accrued and unpaid interest, if any, on Securities of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6 or provision shall have been made therefor to the satisfaction of the Trustee.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities. If the Securities of any series provide the amount other than the fact amount thereof will be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, for purposes of this Section 6.1 the principal amount of such Securities shall be deemed to be such amount as shall be due and payable upon the acceleration of the maturity thereof, except as may otherwise be provided with respect to such Securities pursuant to Section 2.1.

6.2 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that (i) in case it shall default in the payment of any installment of interest, if any, on any of the Securities of a series, or in any payment required by any sinking or analogous fund established with respect to that series, as and when the same shall have become due and payable, and such default shall have continued for a period of 90 days, or (ii) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities of a series as and when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or by declaration or otherwise then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of Securities of that series, the whole amount then due and payable on all such Securities for principal (and premium, if any) or interest, if any, or both, as the case may be, with interest to, but excluding, the date of such payment upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, if any, at the rate per annum expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.6.

(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities of that series and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Securities of that series, wherever situated.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any monies or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.6.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.6, be for the ratable benefit of the holders of Securities of such series.

(e) In case an Event of Default hereunder has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

(f) In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Securityholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

(g) Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.3 Application of Monies Collected. Any monies collected by the Trustee pursuant to this Article with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

First, to the payment of reasonable costs and expenses of collection and of all amounts payable to the Trustee under Section 7.6;

Second, to the payment of all indebtedness of the Company to which such series of Securities is subordinated to the extent required by Section 7.6 and Article Fourteen:

Third, to the payment of the amounts then due and unpaid upon Securities of such series for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

Fourth, to the payment of the remainder, if any, to the Company.

6.4 Limitation on Suits. No Securityholder of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee in bankruptcy or similar official or for any other remedy hereunder, unless (a) such Securityholder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default, as hereinbefore provided; (b) the Securityholders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (c) such Securityholder or Securityholders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (e) during such 90-day period, the Securityholders of not less than a majority in aggregate principal amount of the Securities of that series at the time Outstanding do not give the Trustee a direction pursuant to Section 6.6 inconsistent with such written request.

Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any Securityholder to receive payment of the principal of (and premium, if any) and interest, if any, on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Securityholder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Securityholders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

6.5 Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a) Except as otherwise provided in Section 2.7, all powers and remedies given by this Article to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b) No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article or by law to the Trustee or to the Securityholders of any or all series, as the case may be, may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders of such series or all series, as the case may be.

6.6 Control by Securityholders; Waivers of Past Defaults.

(a) The Securityholders of not less than a majority in aggregate principal amount of the Securities of any series affected thereby at the time Outstanding, determined in accordance with Section 8.4, shall have the right on behalf of the Securityholders of all of the Securities of such series to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the proceeding so directed, subject to the Trustee’s duties under the Trust Indenture Act, would involve the Trustee in personal liability or might be unduly prejudicial to the Securityholders not involved in the proceeding.

(b) The Securityholders of not less than a majority in aggregate principal amount of the Securities of any series affected thereby at the time Outstanding, determined in accordance with Section 8.4, may on behalf of the holders of all of the Securities of such series waive any past Default in the performance of any of the covenants contained herein or established pursuant to Section 2.1 or Event of Default, or both with respect to such series and its consequences, except a Default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Securityholder of each Security of such series affected thereby at the time Outstanding provided in Section 9.2. Upon any such waiver, the Default or Event of Default, or both covered thereby shall cease to exist and be deemed to be cured and not to have accrued for all purposes of this Indenture, any Event of Default arising from such Default, whether such Event of Default is specified in such waiver, shall be deemed to have been cured, and not to have occurred for all purposes of this Indenture and the Company, the Trustee and the Securityholders of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

6.7 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Securities of any series at the time Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

ARTICLE VII
CONCERNING THE TRUSTEE

7.1 Certain Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing of all Events of Default with respect to the Securities of that series that may have occurred, shall undertake to perform with respect to the Securities of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(1) the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders of not less than a majority in aggregate principal amount of the Securities of any series affected thereby at the time Outstanding (determined in accordance with Section 8.4) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series; and

(iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(c) Whether therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the requirements of the Trust Indenture Act.

7.2 Certain Rights of Trustee. Except as otherwise provided in Section 7.1 or the Trust Indenture Act:

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any authorized Officer (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Securities (that has not been cured or waived), to exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Securityholders of not less than a majority in aggregate principal amount of the Securities of the particular series affected thereby at the time Outstanding (determined in accordance with Section 8.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Sections 6.1(a)(i), and 6.1(a)(ii) or (2) any Default or Event of Default of which the Trustee shall have received written notification from the Company in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 5.3 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

7.3 Trustee not Responsible for Recitals or Issuance or Securities.

(a) The recitals contained herein and in the Securities, except the Trustee’s or Authenticating Agent’s, as the case may be, certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.

(c) Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any monies paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any monies received by any paying agent other than the Trustee.

7.4 May Hold Securities. The Trustee, any paying agent, Security Registrar, Authenticating Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, Security Registrar, Authenticating Agent or such other agent.

7.5 Monies Held in Trust. Subject to the provisions of Section 11.5, all monies or Governmental Obligations received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any monies received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such monies shall be paid from time to time upon the written order of the Company signed by an Officer.

7.6 Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as the Company and Trustee may from time to time agree in writing. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute indebtedness of the Company to which the Securities are subordinate. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Securityholders of particular Securities.

7.7 Reliance on Officers’ Certificate. Except as otherwise provided in Section 7.1 and subject to the requirements of the Trust Indenture Act, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

7.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

7.9 Corporate Trustee Required; Eligibility. The Trustee for each series of Securities hereunder shall at all times be a corporation that complies with the requirements of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

7.10 Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed may at any time resign with respect to the Securities of one or more or all series by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to Securities of the applicable series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee or trustees shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may, subject to the requirements of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 7.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to Securities of the applicable series (or all series, if required) and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the requirements of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Securityholders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding (determined in accordance with Section 8.4) may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

7.11 Acceptance of Appointment by Successor.

(a) Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on the request of the Company or the successor trustee, such predecessor Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the predecessor Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder.

(b) In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such indenture supplemental hereto shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such indenture supplemental hereto the resignation or removal of the predecessor Trustee shall become effective to the extent provided therein, such predecessor Trustee shall with respect to the Securities of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such predecessor Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such indenture supplemental hereto, the property and money held by such predecessor Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

(c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the holders of Securities of any series for which such successor trustee is acting as Trustee, as their names and addresses last appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

7.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, including the administration of the trust created by this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

7.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

7.14 Notice of Default. Within 90 days after the Trustee is deemed to have knowledge of any Default or any Event of Default that occurred and is continuing, the Trustee shall transmit to each Securityholder of each Security of any series affected thereby in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of the Default or Event of Default, unless such Default or Event of Default has been cured, waived or is otherwise no longer continuing; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of such Securityholders.

ARTICLE VIII
CONCERNING THE SECURITYHOLDERS

8.1 Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the Securityholders of a specified percentage in aggregate principal amount of the Securities of all or a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, the fact that at the time of taking any such action the Securityholders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing.

In determining whether the Securityholders of the requisite principal amount of Securities of all or a particular series have taken any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, (i) the principal amount of Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturing thereof pursuant to Section 6.1, (ii) in the case of Securities which provide that an amount other than the face amount thereof will or may be payable upon the maturity thereof or upon a declaration of acceleration of the maturity thereof, the principal amount of such Securities that shall be deemed to be Outstanding for such purposes shall be the amount that would be due and payable in respect of such Securities as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.1, and (iii) the principal amount of any Security, the principal amount of which is denominated in a currency other than dollars or in units of currencies or in a composite currency (the “Specified Currency”) shall be deemed to be that amount of dollars which could have been obtained by the face amount of such Specified Currency at the Market Exchange Rate. For purposes of this Section 8.1, “Market Exchange Rate” means, unless otherwise specified for a Specified Currency with respect to any series of Securities pursuant to Section 2.1, the noon dollar buying rate in New York City for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Securityholders.

If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite principal amount of Securities of that series at the time Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities of that series at the time Outstanding shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

8.2 Proof of Execution by Securityholders. Subject to the provisions of Section 7.1 and the requirements of the Trust Indenture Act, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or the Securityholder’s agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient for any purpose of this Indenture if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

8.3 Who May be Deemed Owners. Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent, any Security Registrar and any other agent of the Company or the Trustee may deem and treat the Person in whose name such Security shall be registered in the Securities Register for such Security as the absolute owner of such Security (whether such Security shall be overdue and notwithstanding any notice of ownership or writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.3) interest, if any, on such Security and for all other purposes; and none of the Company, the Trustee, any paying agent, any Security Registrar or any such other agent shall be affected by any notice to the contrary.

8.4 Certain Securities Owned by Company Disregarded. In determining whether Securityholders of the requisite principal amount of Securities of all or a particular series have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action under this Indenture, the Securities of that series with respect to which such determination is being made that are owned by the Company or any other obligor on the Securities of such series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Securities of such series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities of such series or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

8.5 Right of Revocation of Action Taken; Actions Binding on Future Securityholders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the Securityholders of the percentage in aggregate principal amount of the Securities of all or a particular series, as the case may be, specified in this Indenture in connection with such action, any Securityholder of a Security of that series with respect to which such action is being taken that is shown by the evidence to be included in the Securities the Securityholders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Securityholder of any Security shall be conclusive and binding upon such Securityholder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether any notation in regard thereto is made upon such Security. Any action taken by the Securityholders of the percentage in aggregate principal amount of the Securities of all or a particular series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Securityholders of all the Securities affected by such action.

ARTICLE IX
SUPPLEMENTAL INDENTURES

9.1 Supplemental Indentures Without the Consent of Securityholders. In addition to any indenture supplemental hereto otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without notice to or the consent of any Securityholder, for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect, or inconsistency herein, in the Securities of any series or in any indenture supplemental hereto;

(b) to comply with Article Ten;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d) to secure the Securities of all or any series;

(e) to comply with the provisions of any Depositary, any clearing agency, any clearing corporation, any clearing system, the Trustee or the Securities Registrar with respect to provisions of this Indenture relating to transfers and exchanges of Securities;

(f) to add additional Events of Default and to provide with respect thereto for any particular periods of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or for immediate enforcement upon such default or for any limitation of the remedies available to the Trustee upon such default;

(g) to add to or change any provisions of this Indenture to such extent as shall be necessary in the Company’s determination to permit or facilitate the issuance of Securities convertible into other securities;

(h) to add to the covenants, restrictions, conditions or provisions relating to the Company for the benefit of the Securityholders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power herein conferred upon the Company;

(i) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as herein set forth;

(j) to make any change herein, in the Securities of any series or in any indenture supplemental hereto or to eliminate any provision contained herein, in the Securities of any series or in any indenture supplemental hereto, in each case that does not adversely affect the rights of the Securityholders of the Securities at the time Outstanding in any material respect;

(k) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as permitted in Sections 2.1 and 2.2, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the holders of Securities of any series;

(l) to evidence and provide for the acceptance of appointment hereunder by a successor trustee or trustees;

(m) to add guarantees with respect to the Securities of all or any series; or

(n) to comply with any requirements of the Commission or any successor in connection with the qualification of this Indenture under the Trust Indenture Act.

The Trustee is hereby authorized to join with the Company in the execution of any such indenture supplemental hereto, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such indenture supplemental hereto that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any indenture supplemental hereto authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

9.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Section 8.1) of the Securityholders of not less than a majority in aggregate principal amount of the Securities of each series affected by such indenture or indentures supplemental hereto (with each series consenting as a separate class) at the time Outstanding, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any indenture supplemental hereto or of modifying in any manner not covered by Section 9.1 the rights and obligations of the Company or the rights of the holders of Securities of such series under this Indenture; provided, however, that no such indenture supplemental hereto shall, without the consent of the Securityholders of the Securities of each series affected thereby (with each series consenting as a separate class) at the time Outstanding, (a) extend the fixed maturity of any such Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce any premium payable upon the redemption thereof, or make the principal thereof or interest, if any, thereon payable in any coin or currency other than that provided in such Securities, or reduce the amount of the principal of an Original Issue Discount Security (or a Security that provides that an amount other than the face amount thereof will or may be payable upon a declaration of acceleration of the maturity thereof) that would be payable upon an acceleration of maturity thereof pursuant to Section 6.1, or modify any of the provisions of this Indenture relating to the subordination of such Securities or the definitions related thereto as they affect subordination in a manner adverse to the Securityholders thereof, or the amount provable in bankruptcy pursuant to Section 6.1 or (b) reduce the aforesaid percentage of Securities, the Securityholders of which are required to consent to any such indenture supplemental hereto.

It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed indenture supplemental hereto, but it shall be sufficient if such consent shall approve the substance thereof.

9.3 Effect of Supplemental Indentures. Upon the execution of any indenture supplemental hereto pursuant to the provisions of this Article or of Section 10.1, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such indenture supplemental hereto shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. An indenture supplemental hereto that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Securityholders of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Securityholders of any other series.

9.4 Securities Affected by Supplemental Indentures. Securities of any series affected by an indenture supplemental hereto, authenticated and delivered after the execution of such indenture supplemental hereto pursuant to the provisions of this Article or of Section 10.1, may bear a notation in form approved by the Company, provided such form meets the requirements of any securities exchange upon which such series may be listed, as to any matter provided for in such indenture supplemental hereto. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Company, to any modification of this Indenture contained in any such indenture supplemental hereto may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then Outstanding.

9.5 Execution of Supplemental Indentures. Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such indenture supplemental hereto, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such indenture supplemental hereto unless such indenture supplemental hereto affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such indenture supplemental hereto. The Trustee, subject to the provisions of Section 7.1, may receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any indenture supplemental hereto executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Officers’ Certificate or Opinion of Counsel need not be provided in connection with the execution of an indenture supplemental hereto that establishes the terms of a series of Securities pursuant to Section 2.1 hereof.

Promptly after the execution by the Company and the Trustee of any indenture supplemental hereto pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such indenture supplemental hereto, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such indenture supplemental hereto.

ARTICLE X
SUCCESSOR ENTITY

10.1 Company May Consolidate, Etc. Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other Entity (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, (a) the Company hereby covenants and agrees that, upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the Securities of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.1 to be kept or performed by the Company shall be expressly assumed, by indenture supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, as then in effect) reasonably satisfactory in form to the Trustee executed and delivered to the Trustee by the Entity formed by such consolidation, or into which the Company shall have been merged, or by the Entity that shall have acquired such property and (b) in the event that the Securities of any series then Outstanding are convertible into or exchangeable for shares of common stock or other securities of the Company, such Entity shall, by such indenture supplemental hereto, make provision so that the Securityholders of Securities of that series shall thereafter be entitled to receive upon conversion or exchange of such Securities the number of securities or property to which a holder of the number of shares of common stock or other securities of the Company deliverable upon conversion or exchange of those Securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition.

10.2 Successor Entity Substituted.

(a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor Entity by indenture supplemental hereto, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations set forth under Section 10.1 on all of the Securities of all series Outstanding, such successor Entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c) Nothing contained in this Article shall require any action by the Company in the case of a consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

10.3 Evidence of Consolidation, Etc. to Trustee. The Trustee, subject to the provisions of Section 7.1 and the requirements of the Trust Indenture Act, may receive an Officers’ Certificate or an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

ARTICLE XI
SATISFACTION AND DISCHARGE

11.1 Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities of a series theretofore authenticated and not delivered to the Trustee for cancellation (other than any Securities that shall have been mutilated, defaced, destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7 and Securities for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.5); or (b) all such Securities of any particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount in monies or Governmental Obligations or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Company then this Indenture shall thereupon cease to be of further effect with respect to such series, except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4.3 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.6 and 11.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

11.2 Discharge of Obligations. If at any time all such Securities of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 11.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds monies or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then after the date such monies or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture with respect to such series shall cease to be of further effect except for the provisions of Sections 2.3, 2.5, 2.7, 4.1, 4.2, 4.3, 7.6, 7.10 and 11.5 hereof that shall survive until such Securities shall mature and be paid. Thereafter, Sections 7.6 and 11.5 shall survive.

11.3 Deposited Monies to be Held in Trust. Subject to the provisions of Section 11.5, all monies or Governmental Obligations deposited with the Trustee pursuant to Sections 11.1 or 11.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of Securities of the particular series for the payment or redemption of which such monies or Governmental Obligations have been deposited with the Trustee.

11.4 Payment of Monies Held by Paying Agents. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all monies or Governmental Obligations then held by any paying agent, other than the Trustee, under the provisions of this Indenture with respect to the Securities of such series shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies or Governmental Obligations.

11.5 Repayment to Company. Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium, if any, on or interest, if any, on the Securities of a particular series that are not applied but remain unclaimed by the holders of Securities of such series for at least two years after the date upon which the principal of (and premium, if any, on) or interest, if any, on such Securities, as the case may be, shall have become due and payable, or such other shorter period set forth in applicable escheat or abandoned or unclaimed property law, shall be repaid to the Company on May 31 of each year or upon the Company’s request or (if then held by the Company) shall be discharged from such trust; and thereupon such paying agent and the Trustee shall be released from all further liability with respect to such monies or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as a general creditor, look only to the Company for the payment thereof.

ARTICLE XII
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1 Effect on Successors and Assigns. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed.

13.2 Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Entity that shall at the time be the lawful successor of the Entity.

13.3 Surrender of Company Powers. The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor Entity.

13.4 Notices. Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by the holders of Securities or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: Plaza America Tower I, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190. Any notice, election, request or demand by the Company or any Securityholder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

13.5 Governing Law. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

13.6 Treatment of Securities as Debt. It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

13.7 Certificates and Opinions as to Conditions Precedent.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture (other than the certificate to be delivered pursuant to Section 13.12) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is reasonably necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

13.8 Payments on Business Days

. Except as provided pursuant to Section 2.1 pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

13.9 Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

13.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

13.11 Separability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

13.12 Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities of any series were outstanding, an Officer’s Certificate stating whether or not the signer knows of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 13.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

13.13 Effect of Headings and Table of Contents. The Article, Section, clause and paragraph headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE XIV
SUBORDINATION OF SECURITIES

14.1 Agreement to Subordinate. Except as otherwise specified pursuant to Section 2.1, the Company, for itself, its successors and assigns, covenants and agrees, and each holder of Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any, on) and interest, if any, on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

14.2 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

(a) Except as otherwise specified pursuant to Section 2.1, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any, on) and interest, if any, due thereon before the holders of Securities are entitled to receive any payment upon the principal (or premium, if any, on) or interest, if any, on indebtedness evidenced by the Securities;

(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of Securities or the Trustee would be entitled except for the provisions of this Article XIV shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any, on) and interest, if any, on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) Subject to the payment in full of all Senior Indebtedness, the holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any, on) and interest, if any, on the Senior Indebtedness shall be paid in full and no such payments or distributions to the holders of Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article XIV are and are intended solely for the purpose of defining the relative rights of the holders of Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of Securities, the obligation of the Company, which is unconditional and absolute, to pay to the holders of Securities the principal of (and premium, if any, on) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article XIV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee, subject to the provisions of Section 7.14, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

(c) The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of the holders of Securities or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XIV.

(d) If the Trustee or any holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Securities.

14.3 No Payment on Securities in Certain Circumstances.

(a) Except as otherwise specified pursuant to Section 2.1,

(i) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived, rescinded or annulled) or otherwise, or upon any payment default (with or without the giving of notice or lapse of time or both, in accordance with the terms of the instrument governing such Senior Indebtedness, and without any waiver or forgiveness) with respect to any Senior Indebtedness, all amounts payable thereon shall first be paid in full, or such Senior Indebtedness, before any payment is made, directly or indirectly by set off or otherwise, on account of principal of (or premium, if any, on), or interest, if any, on, the Securities of such series or to acquire any of the Securities of such series or on account of the redemption provisions of the Securities of such series.

(ii) Upon a default with respect to any Senior Indebtedness (other than under circumstances when the terms of clause (i) of this Section 14.3(a) are applicable), as such default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, upon written notice thereof given to the Company and the Trustee by or on behalf of holders of such Senior Indebtedness (“Default Notice”), then, unless and until such default shall have been cured or waived by the holders of such Senior Indebtedness or shall have ceased to exist, no direct or indirect payment shall be made by the Company with respect to the principal of (or premium, if any, on), or interest, if any, on, the Securities of such series or to acquire any of such Securities or on account of the redemption provisions of the Securities of such series; provided, that this clause (ii) shall not prevent the making of any payment (which is not otherwise prohibited by clause (i) of this Section 14.3(a)) for more than 179 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full.

(iii) If, notwithstanding the foregoing provisions of this Section 14.3(a), any payment on account of principal of (or premium, if any, on), or interest, if any, on, the Securities of such series shall be received by the Trustee, by any Securityholder or by any paying agent (or, if the Company is acting as its own paying agent, money for any such payment is segregated and held in trust), then, unless and until such payment is no longer prohibited by this Section 14.3(a), such payment (subject to the provisions of Section 14.3) shall be held in trust for the benefit of the holders of Senior Indebtedness and, upon notice to the Trustee or such paying agent from the representative of the holders of Senior Indebtedness and pursuant to the directions of such representative, shall be paid over or delivered to the holders of Senior Indebtedness or their representative(s), ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, or application to the payment or prepayment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness. Promptly after becoming aware thereof, the Company shall give written notice to the Trustee of any event prohibiting payments on account of principal of (or premium, if any, on), or interest on, the Securities of any series and, in such event, shall provide to the Trustee, in the form of an Officers’ Certificate, the names and addresses of the holders of such Senior Indebtedness and their representative(s), if any, the amount of the Senior Indebtedness held by each such holder, any information necessary to calculate the daily or other increase in Senior Indebtedness held by such holders and any other information which the Trustee may reasonably request to comply with this Article XIV. Subject to the provisions of Section 14.2, in the event that the Trustee or any paying agent reasonably determines that additional evidence is required with respect to any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee or such paying agent, as the case may be, may request that such Person furnish evidence to its reasonable satisfaction as to the extent such Person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such Persons under this Article XIV and if such evidence is not furnished, the Trustee or such paying agent, as the case may be, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

14.4 Payments on Securities Permitted.

(a) Nothing contained in this Indenture or in any of the Securities shall,

(i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 14.2 and 14.3, payments of principal of (or premium, if any, on) or interest, if any, on the Securities, or

(ii) prevent the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of (or premium, if any, on) or interest, if any, on the Securities, unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

14.5 Authorization of Holders to Trustee to Effect Subordination. Each holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIV and appoints the Trustee his attorney-in-fact for any and all such purposes.

14.6 Notices to Trustee. Notwithstanding the provisions of this Article XIV or any other provisions of this Indenture, neither the Trustee nor any paying agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of monies to or by the Trustee or such paying agent, unless and until the Trustee or such paying agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, that if at least two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of (or premium, if any, on) or interest, if any, on any Security) the Trustee shall not have received with respect to such monies the notice provided for in this Section 14.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

14.7 Trustee as Holder of Senior Indebtedness.

(a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in Section 7.11 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

(b) Nothing in this Article XIV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.6.

14.8 Modifications of Terms of Senior Indebtedness. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XIV or of the Securities relating to the subordination thereof.

14.9 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XIV, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIV.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first written above.

ICO Global Communications (Holdings) Limited

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Name:
Title:

CROSS-REFERENCE TABLE (1)

Section of Trust Indenture Act Of 1939, as Amended	Section of Indenture
310(a)	7.9
310(b)	7.8
7.10
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	5.1
5.2(a)
312(b)	5.2(c)
312(c)	5.2(c)
313(a)	5.4(a)
313(b)	5.4(b)
313(c)	5.4(a)
5.4(b)
313(d)	5.4(c)
314(a)	5.3
13.12
314(b)	Inapplicable
314(c)	13.7(a)
314(d)	Inapplicable
314(e)	13.7(b)
314(f)	Inapplicable
315(a)	7.1(a)
7.1(b)
315(b)	7.14
315(c)	7.1
315(d)	7.1(b)
315(e)	6.7
316(a)	6.6
8.4
316(b)	6.4
316(c)	8.1
317(a)	6.2
317(b)	4.3
318(a)	13.9

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.